Exhibit 99.4

PART I. FINANCIAL INFORMATION

ITEM 1. FINANCIAL STATEMENTS

WILLBROS GROUP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

(Unaudited)

	March 31, 2006	December 31, 2005
ASSETS
Current assets:
Cash and cash equivalents	$57,049	$55,933
Restricted cash	4,064	—
Accounts receivable, net	74,260	83,986
Contract cost and recognized income not yet billed	12,555	7,619
Prepaid expenses	19,767	11,871
Parts and supplies inventories	2,348	2,509
Assets of discontinued operations	196,306	171,436

Total current assets	366,349	333,354

Deferred tax assets	9,912	4,247
Property, plant and equipment, net	60,311	59,706
Assets of discontinued operations	62,041	89,663
Goodwill	6,687	6,687
Other assets	8,320	5,324

Total assets	$513,620	$498,981

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Notes payable and current portion of long-term debt	$10,392	$2,680
Accounts payable and accrued liabilities	64,698	67,582
Contract billings in excess of cost and recognized income	828	1,342
Accrued income tax	6,369	2,368
Liabilities of discontinued operations	134,114	142,669

Total current liabilities	216,401	216,641

2.75% Convertible senior notes	70,000	70,000
6.5% Senior convertible notes	84,500	65,000
Long-term debt	301	340
Liabilities of discontinued operations	536	1,416
Other liabilities	698	350

Total liabilities	372,436	353,747

Contingencies and commitments (Note 10)
Stockholders’ equity:
Class A preferred stock, par value $.01 per share, 1,000,000 shares authorized, none issued	—	—
Common stock, par value $.05 per share, 35,000,000 shares authorized; 21,729,970 shares issued at March 31, 2006 (21,649,475 at December 31, 2005)	1,086	1,082
Capital in excess of par value	163,038	161,596
Accumulated deficit	(19,759)	(15,166)
Treasury stock at cost, 122,775 shares (98,863 at December 31, 2005)	(1,546)	(1,163)
Deferred compensation	(4,182)	(3,720)
Notes receivable for stock purchases	(235)	(231)
Accumulated other comprehensive income	2,782	2,836

Total stockholders’ equity	141,184	145,234

Total liabilities and stockholders’ equity	$513,620	$498,981

See accompanying notes to condensed consolidated financial statements.

99.4-1

WILLBROS GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2006	2005
Contract revenue	$107,586	$43,443

Operating expenses:
Contract	101,460	41,691
Depreciation and amortization	3,005	2,835
General and administrative	10,407	9,081

	114,872	53,607

Operating loss	(7,286)	(10,164)

Other income (expense):
Interest - net	(1,636)	(548)
Other - net	126	118

	(1,510)	(430)

Loss from continuing operations before income taxes	(8,796)	(10,594)
Income tax benefit	(255)	(1,862)

Loss from continuing operations	(8,541)	(8,732)

Income (loss) from discontinued operations net of provision for income taxes	3,948	(1,166)

Net loss	$(4,593)	$(9,898)

Basic loss per common share:
Loss from continuing operations	$(0.40)	$(0.41)
Income (loss) from discontinued operations	0.18	(0.06)

Net loss	$(0.22)	$(0.47)

Diluted loss per common share:
Loss from continuing operations	$(0.40)	(0.41)
Income (loss) from discontinued operations	0.18	(0.06)

Net loss	$(0.22)	$(0.47)

Weighted average number of common shares outstanding:
Basic	21,345,530	21,250,257

Diluted	21,345,530	21,250,257

See accompanying notes to condensed consolidated financial statements.

99.4-2

WILLBROS GROUP, INC.

CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

AND COMPREHENSIVE INCOME (LOSS)

(In thousands, except share amounts)

(Unaudited)

	Common Stock		Capital in Excess of Par Value	Accumu- lated Deficit	Treasury Stock	Deferred Compen- sation	Receivable for Stock Purchases	Accumulated Notes Compre- hensive Income (Loss)	Other Total Stock- holders’ Equity
	Shares	Par Value
Balance, January 1, 2006	21,649,475	$1,082	$161,596	$(15,166)	$(1,163)	$(3,720)	$(231)	$2,836	$145,234
Comprehensive loss:
Net loss	—	—	—	(4,593)	—	—	—	—	(4,593)
Foreign currency translation adjustment	—	—	—	—	—	—	—	(54)	(54)

Total comprehensive loss									(4,647)
Amortization of note discount	—	—	—	—	—	—	(4)	—	(4)
Restricted stock grants	50,000	3	898	—	—	(901)	—	—	—
Deferred compensation, net of forfeitures	—	—	378	—	—	486	—	—	864
Vesting of restricted stock rights	10,625	—	—	—	—	—	—	—	—
Additions to treasury stock	—	—	—	—	(383)	—	—	—	(383)
Exercise of stock options	19,870	1	166	—	—	—	—	—	167
Other	—	—	—	—	—	(47)	—	—	(47)

Balance, March 31, 2006	21,729,970	$1,086	$163,038	$(19,759)	$(1,546)	$(4,182)	$(235)	$2,782	$141,184

See accompanying notes to condensed consolidated financial statements.

99.4-3

WILLBROS GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2006	2005
Cash flows from operating activities:
Net loss	$(4,593)	$(9,898)
Reconciliation of net loss to net cash provided by (used in) operating activities:
(Income) loss from discontinued operations	(3,948)	1,166
Depreciation and amortization	3,005	2,835
Amortization of debt issue costs	434	472
Amortization of deferred compensation	864	660
Amortization of discount on notes receivable for stock purchases	(4)	(3)
(Gain) loss on retirements of property, plant and equipment	(262)	14
Deferred income tax (benefit) provision	(5,830)	957
Changes in operating assets and liabilities:
Accounts receivable	9,594	6,611
Contract cost and recognized income not yet billed	(4,937)	(1,982)
Prepaid expenses	1,486	(135)
Parts and supplies inventories	162	34
Other assets	(516)	(65)
Accounts payable and accrued liabilities	(51)	(14,766)
Accrued income tax	4,004	(2,153)
Contract billings in excess of cost and recognized income	(1,646)	(1,186)
Other liabilities	504	10

Cash used in operating activities of continuing operations	(1,734)	(17,429)
Cash provided by (used in) operating activities of discontinued operations	(27,284)	19,508

Cash provided by (used in) operating activities	(29,018)	2,079
Cash flows from investing activities:
Proceeds from sale of property, plant and equipment	208	41
Purchases of property, plant and equipment	(3,563)	(2,814)
Increase in restricted cash	(4,064)	—

Cash used in investing activities of continuing operations	(7,419)	(2,773)
Cash provided by (used in) investing activities of discontinued operations	22,932	(4,461)

Cash provided by (used in) investing activities	15,513	(7,234)
Cash flows from financing activities:
Proceeds from issuance of 6.5% senior convertible notes	19,500	—
Proceeds from issuance of common stock	167	362
Repayment of notes payable	(1,673)	—
Costs of debt issues	(2,991)	(11)
Acquisition of treasury stock	(383)	(231)
Repayments of long-term debt	(39)	(2,909)
Payments on capital lease	—	(408)
Proceeds from notes payable	—	787

Cash provided by (used in) financing activities of continuing operations	14,581	(2,410)
Cash provided by (used in) financing activities of discontinued operations	—	—

Cash provided by (used in) financing activities	14,581	(2,410)

See accompanying notes to condensed consolidated financial statements.

99.4-4

WILLBROS GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2006	2005
Effect of exchange rate changes on cash and cash equivalents	$40	$280

Cash provided by (used in) all activities	1,116	(7,285)
Cash and cash equivalents, beginning of period	55,933	73,149

Cash and cash equivalents, end of period	$57,049	$65,864

Cash payments made (received) during the period:
Interest related to continuing operations	$804	$1,150
Interest related to discontinued operations	—	—

Total interest	$804	$1,150

Income taxes related to continuing operations	$(2,282)	$1,334
Income taxes related to discontinued operations	7,862	3,145

Total income taxes	$5,580	$4,479

Non-cash investing and financing transactions (all related to continuing operations):
Prepaid insurance obtained by note payable	$9,385	$—
Property obtained by capital lease	$—	$5,775

See accompanying notes to condensed consolidated financial statements.

99.4-5

WILLBROS GROUP, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except share and per share amounts)

(Unaudited)

1. Basis of Presentation

The preceding condensed consolidated balance sheet as of December 31, 2005, which has been derived from audited consolidated financial statements, and the unaudited interim condensed consolidated financial statements as of March 31, 2006, have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. As of March 31, 2006 certain information and note disclosures normally included in annual financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to those rules and regulations, although the Company believes that the disclosures made are adequate to make the information not misleading.

The unaudited condensed consolidated financial statements of Willbros Group, Inc. and its majority-owned subsidiaries (the “Company”) reflect all adjustments (consisting of normal recurring adjustments) which are, in the opinion of management, necessary to present fairly the financial position as of March 31, 2006 and the results of operations and cash flows of the Company for all interim periods presented.

These condensed consolidated financial statements should be read in conjunction with the Company’s December 31, 2005 audited consolidated financial statements and notes thereto contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, which were revised for comparability purposes to reflect the discontinuance of operations and asset disposal discussed in Note 2. The revised financial statements were included on a Form 8-K filed by the Company on December 8, 2006. The results of operations and cash flows for the three-month period ended March 31, 2006 are not necessarily indicative of the operating results and cash flows to be achieved for the full year.

The condensed consolidated financial statements include certain estimates and assumptions by management in the preparation of these condensed consolidated financial statements. These estimates and assumptions relate to the reported amounts of assets and liabilities at the date of the condensed consolidated financial statements and the reported amounts of revenue and expense during the periods. Significant items subject to such estimates and assumptions include the carrying amount of property, plant and equipment, goodwill and parts and supplies inventories; quantification of amounts recorded for contingencies, tax accruals and certain other accrued liabilities; valuation allowances for accounts receivable and deferred income tax assets; and revenue recognition under the percentage-of-completion method of accounting including estimates of progress toward completion and estimates of gross profit or loss accrual on contracts in progress. The Company bases its estimates on historical experience and other assumptions that it believes relevant under the circumstances. Actual results could differ from those estimates. Certain prior period amounts have been reclassified to be consistent with current presentation, the most significant of which is the presentation of discontinued operations (see Note 2).

As discussed in Note 2, the Company sold its TXP-4 Plant on January 12, 2006 and sold the majority of its Venezuelan operations and assets on August 17, 2006. Additionally, the Company has its Nigeria operations and assets for sale. Accordingly, these condensed consolidated financial statements reflect these operations as discontinued operations in all periods presented. The disclosures in the notes to the condensed consolidated financial statements relate to continuing operations except as noted otherwise.

Inventories, consisting generally of parts and supplies in transit to construction sites, are stated at the lower of cost or market. Cost is determined using the first-in, first-out (“FIFO”) method. Parts and supplies inventories are stated at the lower of average cost or market. Parts and supplies inventories are evaluated at least annually and adjusted for excess and obsolescence.

Cash and cash equivalents includes $15,000 of cash required as a minimum balance as stipulated by the current waiver of the Company’s 2004 Credit Facility (see Note 7). Additionally, the Company had $4,064 of restricted cash related to the Company’s funded letters of credit as of March 31, 2006. As of April 19, 2006, the $4,064 of cash was no longer restricted.

99.4-6

WILLBROS GROUP, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except share and per share amounts)

(Unaudited)

2. Discontinuance of Operations and Asset Disposal

Strategic Decisions

As part of the Company’s ongoing strategic evaluation of operations, the following businesses have been discontinued: Nigeria, Venezuela, and the TXP-4 Plant, collectively the “Discontinued Operations”, and accordingly, these businesses are presented as discontinued operations in the preceding condensed consolidated financial statements. The net assets and net liabilities related to the Discontinued Operations are shown on the Condensed Consolidated Balance Sheets as components of “Assets of discontinued operations” and “Liabilities of discontinued operations”, respectively. The results of the Discontinued Operations are shown on the Condensed Consolidated Statements of Operations as a component of “Loss from discontinued operations net of provision for income taxes”, for all periods shown.

The separate results of the Discontinued Operations, as well as a break down of the major classes of assets and liabilities included as part of Discontinued Operations, are detailed in the subsequent tables.

Nigeria

An international investment bank has been engaged to sell the Company’s Nigeria operations and assets. The process has identified several qualified potential purchasers, and negotiations are in progress. At this time the Company is unable to determine the gain or loss upon the ultimate disposal of the Nigeria operations and assets. The Company expects to be able to reach an agreement on the sale by the end of the first quarter of 2007 or shortly thereafter. Nigeria operations and assets were previously included in the Company’s International segment.

As part of the sales process, the Company continues to evaluate the carrying value of the Nigeria assets and operations with respect to their estimated market value. For the third quarter of 2006, the Company did not recognize an impairment of the Nigeria assets based upon this analysis. Any impairment would be included in the “Loss from discontinued operations net of provision for income taxes.”

Venezuela

Asset disposal – On August 17, 2006 the Company entered into a Share Purchase Agreement with a Venezuelan company (the “Buyer”), pursuant to which the Company sold all of its membership interests in Willbros (Barbados) Limited, Inc. (“WBL”), a wholly-owned subsidiary of the Company. WBL owns all of the assets and operations of the Company in Venezuela, with the exception of a joint-venture interest in Harwat International Finance Corporation NV (“Harwat”). The Company received cash payments of $7,000 for conveyance of WBL. On December 4, 2006 Buyer purchased the Company’s 10% interest in Harwat for $3,300, to be paid from future Harwat distributions. The potential gain of $1,595 on the sales of WBL and Harwat will be recognized contingent on receipt of Harwat distributions. The Venezuela operations and assets were previously a component of the Company’s International segment.

TXP-4 Plant

Asset disposal – On January 12, 2006, the Company entered into a Purchase Agreement and Release with Williams Field Services Company (“Williams”), a wholly-owned subsidiary of The Williams Companies, Inc., pursuant to which the Company sold to Williams all of its membership interest in Opal TXP-4 Company, LLC, a wholly-owned subsidiary of the Company (the “LLC”). The LLC owns a gas processing plant known as the TXP-4 Plant (the “TXP-4 Plant”) at Opal in Lincoln County, Wyoming, in addition to certain facilities, equipment and supplies related to the TXP-4 Plant. Prior to the sale, the TXP-4 Plant was a component of the US & Canada segment. The Company received cash payments of $27,944 for conveyance of the LLC and realized a pre-tax gain of $2,033 and an after-tax gain of $1,342.

99.4-7

WILLBROS GROUP, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except share and per share amounts)

(Unaudited)

2. Discontinuance of Operations and Asset Disposal (continued)

The sale was effective at 12:01 a.m. Central Standard Time on January 1, 2006. The only financial effect from the sale for the three months ended March 31, 2006 is the gain on the sale, reflected as a component of the “Loss from discontinued operations net of provision for income taxes”.

In addition to the cash payments described above, Williams agreed to pay the Company a portion of any recovery that Williams may obtain in the future from third parties which is based on damages, loss or injury related to the TXP-4 Plant or the Jonah Dehy, up to $3,400. This settlement is contingent upon Williams’ recovery from various third parties and is the only ongoing potential source of cash flows subsequent to the Purchase Agreement date. The timing and amount of any resolution to these claims cannot be estimated.

Results of Discontinued Operations

Statements of operations of the Discontinued Operations are as follows:

	Three Months Ended March 31, 2006
	Nigeria	Venezuela	Opal TXP-4	Discontinued Operations
Contract revenue	$140,829	$81	$—	$140,910

Operating expenses:
Contract	125,306	361	—	125,667
Depreciation and amortization	1,949	221	—	2,170
General and administrative	5,162	82	—	5,244

	132,417	664	—	133,081

Operating income (loss)	8,412	(583)	—	7,829

Other income (expense)	224	85	2,033	2,342

Income (loss) before taxes	8,636	(498)	2,033	10,171

Provision for income taxes	5,524	8	691	6,223

Net income (loss)	$3,112	$(506)	$1,342	$3,948

	Three Months Ended March 31, 2005
	Nigeria	Venezuela	Opal TXP-4	Discontinued Operations
Contract revenue	$80,748	$36	$7,375	$88,159

Operating expenses:
Contract	67,245	333	5,566	73,144
Depreciation and amortization	1,919	298	255	2,472
General and administrative	7,705	282	—	7,987
Other operating costs	1,084	—	—	1,084

	77,953	913	5,821	84,687

Operating income (loss)	2,795	(877)	1,554	3,472

Other income (expense)	(64)	52	—	(12)

Income (loss) before taxes	2,731	(825)	1,554	3,460

Provision for income taxes	4,098	—	528	4,626

Net income (loss)	$(1,367)	$(825)	$1,026	$(1,166)

99.4-8

WILLBROS GROUP, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except share and per share amounts)

(Unaudited)

2. Discontinuance of Operations and Asset Disposal (continued)

Contingencies, Commitments and Other Circumstances

At March 31, 2006 and December 31, 2005, other assets and accounts receivable of the Discontinued Operations include anticipated recoveries from insurance or third parties of $1,301 and $4,656, respectively, primarily related to the repair of pipelines. The Company believes the recovery of these costs from insurance or other parties is probable. Actual recoveries may vary from these estimates.

At March 31, 2006, the Company had approximately $32,420 of letters of credit outstanding associated with Discontinued Operations representing the maximum amount of future payments the Company could be required to make. See Note 10 for additional information on letters of credit and insurance bonds. The Company had no liability recorded as of March 31, 2006 related to these commitments.

New Nigerian National Labor Contract – Subsequent Event

The previous Nigerian national labor contract covering approximately 1,600 National laborers at the Company’s Choba Site 1 facility expired in March 2006. A replacement agreement executed in May mistakenly included labor rate increases ranging between 300% to 350% which the labor union claims are binding upon the Company notwithstanding the obvious mistake in fact and other legal deficiencies in the form and substance of the replacement agreement (the “May Agreement”). However, based upon opinions of legal counsel in Nigeria, for a variety of reasons the Company believes the May Agreement is unenforceable in its current form and the Company and its legal counsel are pursuing measures to rectify the mistake and related deficiencies in the purported agreement, including, without limitation, through negotiation, mediation, and judicial actions provided for under the labor laws of Nigeria. During this rectification process, however, the Company has voluntarily increased the labor rate by 20%. An accrued liability of $6,900 has been recorded at September 30, 2006 to reflect the Company’s current estimate of additional end-of-service costs attributable to reaching a mutually acceptable final form of labor agreement. Although the Company does not currently anticipate that the May Agreement will be determined to be enforceable in its current mistaken form, should rectification of that agreement be unsuccessful through the labor relations and related legal processes now underway, a substantially greater monthly labor expense would be incurred by the Company and an estimated additional $26,000 of end-of-service liability would result, making continued operations in Nigeria uneconomical. Also, this rectification process now underway by the Company has incited protests and strikes from the rank and file workers covered by the May Agreement. The labor union has complained to national, local and regional politicians and the matter will soon be heard by the Labor Board to be resolved.

Joint Venture

In connection with the Company’s 10% interest in a joint venture in Venezuela, the Company issued a corporate guarantee equal to 10% of the joint venture’s outstanding borrowings with two banks. The guarantee decreases as borrowings are repaid. As of March 31, 2006, the maximum amount of future payments the Company could be required to make under this guarantee is approximately $2,133. The guarantee to the two banks terminated with the August 2006 closing of the sale of the Venezuelan operations and assets.

99.4-9

WILLBROS GROUP, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except share and per share amounts)

(Unaudited)

2. Discontinuance of Operations and Asset Disposal (continued)

Balance Sheet

Amounts reported as discontinued operations in the condensed consolidated balance sheets are as follows:

	March 31, 2006
	Nigeria	Venezuela	Opal TXP-4	Discontinued Operations
Current assets:
Cash and cash equivalents	$18,807	$105	$—	$18,912
Accounts receivable, net	75,001	58	—	75,059
Contract cost and recognized income not yet billed	59,433	—	—	59,433
Prepaid expenses	22,903	28	—	22,931
Parts and supplies inventories	19,808	163	—	19,971

Total current assets	195,952	354	—	196,306
Property, plant and equipment, net	52,396	4,134	—	56,530
Investments in joint ventures	—	4,043	—	4,043
Deferred tax assets	—	693	—	693
Other assets	635	140	—	775

Total assets	248,983	9,364	—	258,347
Current liabilities	133,494	620	—	134,114
Other liabilities	—	536	—	536

Net assets of discontinued operations	$115,489	$8,208	$—	$123,697

	December 31, 2005
	Nigeria	Venezuela	Opal TXP-4	Discontinued Operations
Current assets:
Cash and cash equivalents	$9,514	$134	$—	$9,648
Accounts receivable, net	93,667	—	—	93,667
Contract cost and recognized income not yet billed	36,392	32	—	36,424
Prepaid expenses	14,716	163	—	14,879
Parts and supplies inventories	16,818	—		16,818

Total current assets	171,107	329	—	171,436
Property, plant and equipment, net	52,200	4,354	—	56,554
Asset held for sale	—	—	23,049	23,049
Investments in joint ventures	—	3,961	—	3,961
Deferred tax assets	—	693	—	693
Other assets	5,256	150	—	5,406

Total assets	228,563	9,487	23,049	261,099
Current liabilities	142,171	498	—	142,669
Other liabilities	—	536	880	1,416

Net assets of discontinued operations	$86,392	$8,453	$22,169	$117,014

99.4-10

WILLBROS GROUP, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except share and per share amounts)

(Unaudited)

3. Stock-Based Compensation

The information contained in this footnote pertains to continuing and discontinued operations of the Company.

The Company has two stock ownership plans under which awards may be granted to employees and outside directors in the form of non-qualified stock options, incentive stock options, restricted shares and restricted rights. The non-qualified options granted to employees and outside directors under the Willbros’ stock ownership plans generally vest over four years and expire after ten years. All restricted stock grants and restricted stock rights, also described as restricted stock units collectively “RSU’s”, granted to employees have service conditions and vest in installments over periods of up to five years. Shares of common stock reserved for future grants under the plans were 1,038,417 at March 31, 2006.

Effective January 1, 2006, the Company adopted the fair value recognition provisions of SFAS No. 123(R) using the modified prospective application method. Under this method, compensation cost recognized in the quarter ended March 31, 2006 includes the applicable amounts of: (a) compensation expense of all share-based payments granted prior to, but not yet vested as of, January 1, 2006 (based on the grant-date fair value estimated in accordance with the original provisions of SFAS No. 123, “Accounting for Stock-Based Compensation,” (“SFAS 123”) and previously presented in the pro forma footnote disclosures in the Company’s SEC reports), and (b) compensation cost for all share-based payments granted subsequent to January 1, 2006 (based on the grant-date fair value estimated in accordance with the provisions of SFAS No. 123(R)). The Company uses the Black-Scholes valuation method to determine the fair value of stock options granted as of the grant date.

For RSU’s, the Company uses the stock price as of the grant date to determine the fair value. Results for prior periods have not been adjusted.

The following table summarizes the impact of recognizing compensation expense related to stock options using fair value recognition provisions of SFAS No. 123(R) for the three months ended March 31, 2006:

Share-based salaries and wages	$118
Less: income taxes	—

Decrease in net income	$118

Decrease in basic earnings per share	$(0.01)

Decrease in diluted earnings per share	$(0.01)

Share-based compensation related to RSU’s is recorded based on the Company’s stock price as of the grant date. Recognition of share-based compensation related to RSU’s was not impacted by the adoption of SFAS No. 123R. The Company had no tax benefits related to stock options during the three months ended March 31, 2006. Expense from both stock options and RSU’s totaled $864 for the three months ended March 31, 2006.

Prior to January 1, 2006, the Company accounted for awards granted under the incentive plans following the recognition and measurement principles of Accounting Principles Board Opinion No. 25 “Accounting for Stock Issued to Employees,” (“APB 25”) and related Interpretations, as permitted by SFAS 123. Because it is Willbros’ policy to grant stock options at the market price on the date of grant, the intrinsic value of these grants was zero and, therefore, no compensation expense was recorded. Under the modified prospective application method, results for prior periods have not been adjusted to reflect the effects of implementing SFAS No. 123(R). The following pro forma information is presented for comparative purposes and illustrates the pro forma effect on net loss and net loss per share for the three months ended March 31, 2005, as if the Company had applied the fair value recognition provisions of SFAS 123 to share-based compensation prior to January 1, 2006:

99.4-11

WILLBROS GROUP, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except share and per share amounts)

(Unaudited)

3. Stock-Based Compensation (continued)

Pro Forma Three Months Ended March 31, 2005
Net loss, as reported	$(9,898)
Add stock-based employee compensation included in net loss	660
Less stock-based employee compensation determined under fair value method	(752)

Net loss, pro forma	$(9,990)

Per share amounts:
Basic net loss per share, as reported	$(0.47)

Basic net loss per share, pro forma	$(0.47)

Diluted net loss per share, as reported	$(0.47)

Diluted net loss per share, pro forma	$(0.47)

The fair values of stock options granted for the three months ended March 31, 2005, were estimated using the Black-Scholes valuation method with the weighted average assumptions listed below:

Weighted average grant date fair value	$6.75
Weighted average assumptions used:
Expected volatility	43.61%
Expected lives	3.00 yrs
Risk-free interest rates	2.28%
Expected dividend yield	0.00%

Stock option activity for the three months ended March 31, 2006, consists of:

	Number of Options	Weighted Average Exercise Price
Outstanding at January 1, 2006	887,270	$11.76
Granted	130,000	17.30
Exercised	(19,870)	8.41
Forfeited	(11,250)	15.01

Outstanding at March 31, 2006	986,150	$12.52

Exercisable at March 31, 2006	832,900	$11.87

The following table summarizes information related to stock options outstanding at March 31, 2006:

Range of Exercise Prices			Number of Options Outstanding	Weighted Average Remaining Life	Weighted Average Exercise Price	Number of Options Exercisable	Weighted Average Exercise Price
$5.06	-	$6.94	209,900	3.69 Years	$6.18	209,900	$6.18
7.26	-	11.88	153,000	4.42 Years	8.83	133,500	8.93
12.38	-	14.94	216,000	4.78 Years	14.36	186,000	14.27
15.00	-	21.19	407,250	6.38 Years	16.20	303,500	15.62

			986,150			832,900

99.4-12

WILLBROS GROUP, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except share and per share amounts)

(Unaudited)

3. Stock-Based Compensation (continued)

As of March 31, 2006, the aggregate intrinsic value of stock options outstanding and stock options exercisable was $6,845. During the three months ended March 31, 2006, the total intrinsic value of options exercised was $220. There was no tax benefit realized related to those exercises.

The fair values of stock options granted for the three months ended March 31, 2006, were estimated using the Black-Scholes valuation method with the weighted average assumptions listed below:

Weighted average grant date fair value	$6.69
Weighted average assumptions used:
Expected volatility	45.10%
Expected lives	3.46 yrs
Risk-free interest rates	4.30%
Expected dividend yield	0.00%

Volatility is calculated using an analysis of historical volatility. The Company believes that the historical volatility of the Company’s stock is the best method for estimating future volatility. The expected lives of options are determined based on the Company’s historical share option exercise experience. The Company believes the historical experience method is the best estimate of future exercise patterns currently available. The risk-free interest rates are determined using the implied yield currently available for zero-coupon U.S. government issues with a remaining term equal to the expected life of the options.

Activity related to RSU’s for the three months ended March 31, 2006 is summarized in the following table.

	Number of RSU’s	Weighted Average Grant-Date Fair Value
Outstanding at January 1, 2006	441,375	$19.61
Granted	100,000	18.61
Vested, shares released	(87,500)	17.64

Outstanding at March 31, 2006	453,875	$19.77

The RSU’s outstanding at March 31, 2006 include 41,666 RSU’s which are vested but have a deferred share issuance date.

As of March 31, 2006, there was a total of $8,151 of unrecognized compensation costs, net of estimated forfeitures, related to all non-vested share-based compensation arrangements granted in the Company’s incentive plans. That cost is expected to be recognized over a weighted-average period of 2.63 years.

4. New Accounting Pronouncements

SFAS No. 123(R)

In December 2004, the FASB issued SFAS No. 123(R), “Share-Based Payments,” (“SFAS 123(R)”). This standard requires expensing of stock options and other share-based payments and supersedes SFAS No. 123, which had allowed companies to choose between expensing stock options or showing pro forma disclosure only. SFAS 123(R) eliminates the alternative of applying the intrinsic value measurement provisions of APB Opinion No. 25 to stock compensation awards issued to employees. Rather, the new standard requires a company to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. This standard is effective for annual reporting periods beginning after June 30, 2005 and will apply to all awards granted, modified, cancelled or

99.4-13

WILLBROS GROUP, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except share and per share amounts)

(Unaudited)

4. New Accounting Pronouncements (continued)

repurchased after that date, as well as the unvested portion of prior awards. The Company adopted the standard as of January 1, 2006 on a modified prospective allocation basis. The standard did not have a material impact on its financial statements (see note 3).

SFAS No. 151

In November 2004, the FASB issued SFAS No. 151, “Inventory Costs”, an amendment of ARB No. 43, Chapter 4. This statement clarifies the types of costs that should be expensed rather than capitalized as inventory. This statement also clarifies the circumstances under which fixed overhead costs associated with operating facilities involved in inventory processing should be capitalized. Since the Company’s international construction generally occurs in remote locations, making timely outside delivery uncertain, parts and supplies are maintained either at the work site or in warehouses close to the operation. During periods of high utilization, parts and supplies are generally consumed and replenished within a one-year period. During a period of lower utilization in a particular location, the parts and supplies are generally not transferred to other international locations until new contracts are obtained because of the significant transportation costs, which would result from such transfers. Parts and supplies are valued at the lower of cost or market value, net of a reserve for obsolescence of $22,319 and $19,490 at March 31, 2006 and December 31, 2005, respectively. The Company adopted the standard as of January 1, 2006, and the standard did not have a material impact on its financial statements.

SFAS No. 154

In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections,” (“SFAS 154”) to replace APB Opinion No. 20 and SFAS No. 3. This statement requires retroactive application of a change in accounting principle to prior years’ financial statements unless it is impracticable to determine the period-specific effects or the cumulative effect of a change. The provisions of SFAS 154 are effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company adopted the standard as of January 1, 2006, and the standard did not have a material impact on its financial statements.

SFAS No. 155

In February 2006, the FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments,” (“SFAS 155”) which amends SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” (“SFAS 133”) and SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities,” (“SFAS 140”). SFAS 155 simplifies the accounting for certain derivatives embedded in other financial instruments by allowing them to be accounted for as a whole if the holder elects to account for the whole instrument on a fair value basis. SFAS 155 also clarifies and amends certain other provisions of SFAS 133 and SFAS 140. SFAS 155 is effective for all financial instruments acquired, issued or subject to a re-measurement event occurring in fiscal years beginning after September 15, 2006. Earlier adoption is permitted, provided the Company has not yet issued financial statements, including for interim periods, for that fiscal year. The Company adopted the standard as of January 1, 2006, and the standard did not have a material impact on its financial statements.

5. Foreign Exchange Risk

The Company attempts to negotiate contracts, which provide for payment in U.S. dollars, but it may be required to take all or a portion of payment under a contract in another currency. To mitigate non-U.S. currency exchange risk, the Company seeks to match anticipated non-U.S. currency revenue with expenses in the same currency whenever possible. To the extent it is unable to match non-U.S. currency revenue with expenses in the same currency, the Company may use forward contracts, options or other common hedging techniques in the same non-U.S. currencies. The Company had no derivative financial instruments to hedge currency risk at March 31, 2006 or December 31, 2005.

99.4-14

WILLBROS GROUP, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except share and per share amounts)

(Unaudited)

6. Income Taxes

During the three-month period ended March 31, 2006, the Company recorded an income tax benefit of $255 on a loss from continuing operations before income taxes of $8,796. During the three-month period ended March 31, 2005, the Company recorded a benefit for income taxes of $1,862 on a loss from continuing operations before income taxes of $10,594. The reduction in income tax benefit was primarily due to increased profitability in the U.S., where the Company’s subsidiaries are taxed at a federal income tax rate of 34% and varying state income tax rates.

7. Long-Term Debt

Long-term debt consists of the following:

	March 31, 2006	December 31, 2005
2.75% convertible senior notes	$70,000	$70,000
6.5% senior convertible notes	84,500	65,000
Other obligations	10,693	3,020

Total debt	165,193	138,020
Less: current portion	(10,392)	(2,680)

Total long-term debt	$154,801	$135,340

2.75% Convertible Senior Notes

On March 12, 2004, the Company completed a primary offering of $60,000 of 2.75% Convertible Senior Notes (the “2.75% Notes”). On April 13, 2004, the initial purchasers of the 2.75% Notes exercised their option to purchase an additional $10,000 aggregate principal amount of the notes. Collectively, the primary offering and purchase option of the 2.75% Notes totaled $70,000. The 2.75% Notes are general senior unsecured obligations. Interest is paid semi-annually on March 15 and September 15 and payments began on September 15, 2004. The 2.75% Notes mature on March 15, 2024 unless the notes are repurchased, redeemed or converted earlier. The Company may redeem the 2.75% Notes for cash on or after March 15, 2011, at 100% of the principal amount of the notes plus accrued interest. The holders of the 2.75% Notes have the right to require the Company to purchase the 2.75% Notes, including unpaid interest, on March 15, 2011, 2014, and 2019 or upon a change of control related event. On March 15, 2011 or upon a change in control event, the Company must pay the purchase price in cash. On March 15, 2014 and 2019, the Company has the option of providing its common stock in lieu of cash or a combination of common stock and cash to fund purchases. The holders of the 2.75% Notes may, under certain circumstances, convert the notes into shares of the Company’s common stock at an initial conversion ratio of 51.3611 shares of common stock per $1,000.00 principal amount of notes (representing a conversion price of approximately $19.47 per share resulting in 3,595,277 shares at March 31, 2006). The notes will be convertible only upon the occurrence of certain specified events including, but not limited to, if, at certain times, the closing sale price of the Company’s common stock exceeds 120% of the then current conversion price, or $23.36 per share, based on the initial conversion price. In the event of a default under any Company credit agreement other than the indenture covering the 2.75% Notes, (1) in which the Company fails to pay principal or interest on indebtedness with an aggregate principal balance of $10,000 or more; or (2) in which indebtedness with a principal balance of $10,000 or more is accelerated, an event of default would result under the 2.75% Notes. Since the non-compliance issues under the 2004 Credit Facility discussed below did not involve payment defaults and did not result in the acceleration of any indebtedness of the Company, these defaults did not create an event of default under the 2.75% Notes.

99.4-15

WILLBROS GROUP, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except share and per share amounts)

(Unaudited)

7. Long-term Debt (continued)

On June 10, 2005, the Company received a letter from a law firm representing an investor claiming to be the owner of in excess of 25% of the 2.75% Notes asserting that, as a result of the Company’s failure to timely file with the SEC its 2004 Form 10-K and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, it was placing the Company on notice of an event of default under the indenture dated as of March 12, 2004 between the Company as issuer, and JPMorgan Chase Bank, N.A., as trustee (the “Indenture”), which governs the 2.75% Notes. The Company indicated that it did not believe that it had failed to perform its obligations under the relevant provisions of the Indenture referenced in the letter. On August 19, 2005, the Company entered into a settlement agreement with the beneficial owner of the 2.75% Notes on behalf of whom the notice of default was sent, pursuant to which the Company agreed to use commercially reasonable efforts to solicit the requisite vote to approve an amendment to the Indenture (the “Indenture Amendment”). The Company obtained the requisite vote and on September 22, 2005, the Indenture Amendment became effective.

The Indenture Amendment extended the initial date on or after which the 2.75% Notes may be redeemed by the Company to March 15, 2013 from March 15, 2011. In addition, a new provision was added to the Indenture which requires the Company, in the event of a “Fundamental Change” which is a change of control event in which 10% or more of the consideration in the transaction consists of “cash,” to make a “coupon make-whole payment” equal to the present value (discounted at the U.S. Treasury rate) of the lesser of (a) two years of scheduled payments of interest on the 2.75% Notes or (b) all scheduled interest on the 2.75% Notes from the date of the transaction through March 15, 2013. Unamortized debt issue costs of $2,635 and $2,714 associated with the 2.75% Notes are included in other assets at March 31, 2006 and December 31, 2005, respectively, and are being amortized over the seven-year period ending March 2011.

6.5% Senior Convertible Notes

On December 22, 2005, the Company entered into a purchase agreement (the “Purchase Agreement”) for a private placement of $65,000 aggregate principal amount of its 6.5% Senior Convertible Notes due 2012 (the “6.5% Notes”). The private placement closed on December 23, 2005. The net proceeds of the offering were used to retire existing indebtedness and provide additional liquidity to support working capital needs.

The 6.5% Notes are governed by an Indenture dated December 23, 2005 and were entered into by and among the Company, as issuer, Willbros USA, Inc., as guarantor (“WUSAI”), and The Bank of New York, as Trustee (the “Indenture”), and were issued under the Purchase Agreement in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The 6.5% Notes are convertible into shares of the Company’s common stock at a conversion rate of 56.9606 shares of common stock per $1,000.00 principal amount of notes (representing a conversion price of approximately $17.56 per share resulting in 3,702,439 shares at December 31, 2005), subject to adjustment in certain circumstances.

Pursuant to the Purchase Agreement, the Company and WUSAI have agreed to indemnify the Purchasers, their affiliates and agents, against certain liabilities, including liabilities under the Securities Act.

During the first quarter of 2006, the initial purchasers of the 6.5% Notes exercised their options to purchase an additional $19,500 aggregate principal amount of the 6.5% Notes. The 6.5% Notes are convertible into shares of the Company’s common stock at a conversion rate of 56.9606 shares of common stock per $1,000.00 principal amount of notes, which is equivalent to an initial conversion price of approximately $17.56 per share, subject to adjustment in certain circumstances resulting in 4,813,171 shares as of March 31, 2006, subject to adjustment in certain circumstances. Collectively, the primary offering and purchase option of the 6.5% Notes total $84,500. The 6.5% Notes are general senior unsecured obligations. Interest is to be paid semi-annually on June 15 and December 15, beginning June 15, 2006.

99.4-16

WILLBROS GROUP, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except share and per share amounts)

(Unaudited)

7. Long-term Debt (continued)

The 6.5% Notes mature on December 15, 2012 unless the notes are repurchased or converted earlier. The Company does not have the right to redeem the 6.5% Notes. The holders of the 6.5% Notes have the right to require the Company to purchase the 6.5% Notes for cash, including unpaid interest, on December 15, 2010. The holders of the 6.5% Notes also have the right to require the Company to purchase the 6.5% Notes for cash upon the occurrence of a Fundamental Change, as defined in the Indenture, for 110% of the principal amount if the Fundamental Change occurs prior to December 31, 2006, and for 100% of the principal amount if the Fundamental Change occurs after that date. In addition to the amounts described above, the Company will be required to pay a “make-whole premium” to the holders of the 6.5% Notes who elect to convert their notes into the Company’s common stock in connection with the Fundamental Change. The make-whole premium is payable in additional shares of common stock and is calculated based on a formula with the premium ranging from 0% to 31.4% depending on when the Fundamental Change occurs and the price of the Company’s stock at the time the Fundamental Change occurs.

Upon conversion of the 6.5% Notes, the Company has the right to deliver, in lieu of shares of its common stock, cash or a combination of cash and shares of its common stock. Under the Indenture, the Company is required to notify holders of the 6.5% Notes of its method for settling the principal amount of the 6.5% Notes upon conversion. This notification, once provided, is irrevocable and legally binding upon the Company with regard to any conversion of the 6.5% Notes. On March 21, 2006, the Company notified holders of the 6.5% Notes of its election to satisfy its conversion obligation with respect to the principal amount of any 6.5% Notes surrendered for conversion by paying the holders of such surrendered 6.5% Notes 100% of the principal conversion obligation in the form of common stock of the Company. Until the 6.5% Notes are surrendered for conversion, the Company will not be required to notify holders of its method for settling the excess amount of the conversion obligation relating to the amount of the conversion value above the principal amount, if any. In the event of a default of $10,000 or more on any credit agreement, including the 2004 Credit Facility and the 2.75% Notes, a corresponding event of default would result under the 6.5% Notes. Unamortized debt issue costs of $3,531 and $698 associated with the 6.5% Notes are included in other assets at March 31, 2006 and December 31, 2005, respectively, and are being amortized over the seven-year period ending December 2012.

2004 Credit Facility

On March 12, 2004, the existing $125,000 June 2002 credit agreement was amended, restated and increased to $150,000 (the “2004 Credit Facility”). The 2004 Credit Facility matures on March 12, 2007. The 2004 Credit Facility may be used for standby and commercial letters of credit, borrowings or a combination thereof. Borrowings are limited to the lesser of 40% of the borrowing base or $30,000 and are payable at termination on March 12, 2007. Interest is payable quarterly at a base rate plus a margin ranging from 0.75% to 2.00% or on a Eurodollar rate plus a margin ranging from 1.75% to 3.00%. The 2004 Credit Facility is collateralized by substantially all of the Company’s assets, including stock of the Company’s principal subsidiaries, prohibits the payment of cash dividends and requires the Company to maintain certain financial ratios. The borrowing base is calculated using varying percentages of cash, accounts receivable, accrued revenue, contract cost and recognized income not yet billed, property, plant and equipment, and parts and supplies inventories. Unamortized debt issue costs of $728 and $982 associated with the 2004 Credit Facility are included in other assets at March 31, 2006 and December 31, 2005, respectively, and are being amortized over the term of the 2004 Credit Facility ending March 2007.

As of March 31, 2006, there were no borrowings under the 2004 Credit Facility and there were $46,311 in outstanding letters of credit. Letters of credit reduce the availability on the facility by 75% of their amount outstanding; however, the total value of letters of credit outstanding may not exceed $70,000 (see “2004 Credit Facility Waivers” below).

99.4-17

WILLBROS GROUP, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except share and per share amounts)

(Unaudited)

7. Long-term Debt (continued)

2004 Credit Facility Waivers

For the quarter ended June 30, 2004, due to the Company’s operating results and EBITDA (earnings before net interest, income taxes, depreciation and amortization) levels, an Amendment and Waiver Agreement (the “Waiver Agreement”) was obtained from the syndicated bank group to waive non-compliance with a financial covenant to the 2004 Credit Facility at June 30, 2004 and to amend certain financial covenants. The Waiver Agreement provides for an amendment of certain quarterly financial covenants and the multiple of EBITDA calculation with respect to the borrowing base determination through September 30, 2005.

In January 2005, the Company obtained a Consent and Waiver from its syndicated bank group, covering a period through June 29, 2005, waiving certain defaults and covenants which related to the filing of tax returns, the payment of taxes when due, tax liens and legal proceedings against the Company related to a tax assessment in Bolivia. Additional Consent and Waivers were obtained from the syndicated bank group as of April 8 and June 13, 2005 with respect to these defaults and non-compliance with certain financial covenants as of June 13, 2005.

On July 19, 2005, the Company entered into a Second Amendment and Waiver Agreement (“Waiver Amendment”) of the 2004 Credit Facility with the bank group to obtain continuing waivers regarding its non-compliance with certain financial and non-financial covenants in the 2004 Credit Facility. Under the terms of the Waiver Amendment, the total credit availability under the 2004 Credit Facility was reduced to $100,000 as of the effective date of the Waiver Amendment. Subject to certain conditions, the bank group agreed to permanently waive all existing and probable technical defaults under the 2004 Credit Facility as long as the Company submitted year-end 2004 financial statements and interim financial statements for the quarters ended March 31 and June 30, 2005 by November 22, 2005. These conditions relate primarily to submissions of various financial statements and other financial and borrowing base related information.

The Waiver Amendment also modified certain of the ongoing financial covenants under the 2004 Credit Facility and established a requirement that the Company maintain a minimum cash balance of $15,000. Until such time as the waiver became permanent, the Company had certain additional reporting requirements, including periodic cash balance reporting. In addition, the Waiver Amendment prohibited the Company from borrowing cash under the 2004 Credit Facility until the waiver became permanent. The Company was not able to submit the referenced statements by September 30, 2005; therefore, the waiver did not become permanent.

During the period from November 23, 2005 to June 14, 2006, the Company entered into four additional amendments and waivers to the 2004 Credit Facility with its syndicated bank group to waive non-compliance with certain financial and non-financial covenants. Among other things, the amendments provided that (1) certain financial covenants and reporting obligations were waived and/or modified to reflect the Company’s current and anticipated future operating performance, (2) the ultimate reduction of the facility to $70,000 for issuance of letter of credit obligations only, and (3) a requirement for the Company to maintain a minimum cash balance of $15,000.

99.4-18

WILLBROS GROUP, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except share and per share amounts)

(Unaudited)

8. Loss Per Share

Basic and diluted loss per common share from continuing operations for the three-month periods ended March 31, 2006 and 2005 are computed as follows:

	Three Months Ended March 31,
	2006	2005
Net loss from continuing operations applicable to common shares	$(8,541)	$(8,732)

Weighted average number of common shares outstanding for basic earnings per share	21,345,530	21,250,257
Effect of dilutive potential common shares from stock options and convertible notes	—	—

Weighted average number of common shares outstanding for diluted earnings per share	21,345,530	21,250,257

Loss per common share from continuing operations:
Basic	$(0.40)	$(0.41)

Diluted	$(0.40)	$(0.41)

The Company incurred net losses for the three months ended March 31, 2006 and 2005, respectively, and has therefore excluded the securities listed below from the computation of diluted loss per share as the effect would be anti-dilutive:

	Three Months Ended March 31,
	2006	2005
2.75% convertible senior notes	3,595,277	3,595,277
6.5% senior convertible notes	4,813,171	—
Stock options	997,400	953,770
Restricted stock	255,000	292,875

	9,660,848	4,841,922

In accordance with Emerging Issues Task Force Issue 04-8, “The Effect of Contingently Convertible Instruments on Diluted Earnings per Share,” the 8,408,448 shares issuable upon conversion of both the 6.5% Notes and the 2.75% Notes will be included in diluted income (loss) per share if those securities are dilutive, regardless of whether the conversion prices of $19.47 and $17.56, respectively, have been met.

9. Segment Information

The Company’s two segments, International and United States & Canada, are strategic business units that are managed separately as each segment has different operational requirements and marketing strategies. Management believes, due to the composition of current work and potential work opportunities, and the nuances of the geographic markets the Company serves, that the organization should be viewed on a geographic basis. The International segment consists of all construction, engineering and facilities development operations in countries other than the United States and Canada. Currently such operations are primarily in the Middle East. The United States & Canada segment consists of all construction, engineering and facilities development operations in the United States and Canada. The Company’s corporate operations include the general, administrative, and financing functions of the organization. The costs of these functions are allocated between the two operating segments. The Company’s corporate operations also include various other assets that are allocated between the two operating segments.

99.4-19

WILLBROS GROUP, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except share and per share amounts)

(Unaudited)

9. Segment Information (continued)

The table below reflects the Company’s operating segments for the three-month periods ended March 31, 2006 and 2005:

	Three Months Ended March 31, 2006			Three Months Ended March 31, 2005
	Total	International	US & Canada	Total	International	US & Canada
Revenue	$107,586	$8,991	$98,595	$43,443	$6,250	$37,193
Operating expense:
Contract	101,460	7,575	93,885	41,691	5,879	35,812
Depreciation and amortization	3,005	546	2,459	2,835	799	2,036
General and administrative	10,407	3,828	6,579	9,081	3,404	5,677

	114,872	11,949	102,923	53,607	10,082	43,525

Operating loss	$(7,286)	$(2,958)	$(4,328)	$(10,164)	$(3,832)	$(6,332)

The table below reflects total assets by operating segment as of March 31, 2006 and December 31, 2005:

	March 31, 2006	December 31, 2005
United States & Canada	$225,954	$214,204
International	29,319	23,678

Total segment assets	$255,273	$237,882

10. Contingencies, Commitments and Other Circumstances

The information in this footnote pertains to continuing and discontinued operations of the Company.

International Irregularities and Investigations

On January 6, 2005, J. Kenneth Tillery, then President of Willbros International, Inc. (“WII”), who was principally responsible for all international operations, resigned from the Company. Following Mr. Tillery’s resignation, the Audit Committee, working with independent outside legal counsel and forensic accountants retained by such legal counsel, commenced an independent investigation into the circumstances surrounding the Bolivian tax assessment and the actions of Mr. Tillery in other international locations. The Audit Committee’s investigation identified payments that were made by or at the direction of Mr. Tillery in Bolivia, Nigeria and Ecuador which may have been violations of the United States Foreign Corrupt Practices Act (“FCPA”) and other United States laws. The investigation also revealed that Mr. Tillery authorized numerous transactions between Company subsidiaries and entities in which he apparently held an ownership interest or exercised significant control. In addition, the Company has learned that certain acts carried out by Mr. Tillery and others acting under his direction with respect to a bid for work in Sudan may constitute facilitation efforts prohibited by U.S. law, a violation of U.S. trade sanctions and the unauthorized export of technical information.

The United States Securities and Exchange Commission (“SEC”) is currently conducting an investigation into whether the Company and others may have violated various provisions of the Securities Act of 1933 (the “Securities Act”) and the Securities Exchange Act of 1934 (the “Exchange Act”). The United States Department of Justice (“DOJ”) is currently conducting an investigation concerning possible violations of the FCPA and other applicable laws. In addition, the United States Department of Treasury’s Office of Foreign Assets Control (“OFAC”) is commencing an investigation of the potentially improper facilitation and export activities.

99.4-20

WILLBROS GROUP, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except share and per share amounts)

(Unaudited)

10. Contingencies, Commitments and Other Circumstances (continued)

The Company is cooperating fully with all of these investigations. If the Company or one of its subsidiaries is found to have violated the FCPA, that entity could be subject to civil penalties of up to $650 per violation and disgorgement of profits with prejudgment interest, criminal penalties of up to the greater of $2,000 per violation or twice the gross pecuniary gain resulting from the improper conduct, and be required to engage an independent monitor to review its compliance with the FCPA. If the Company or one of its subsidiaries is found to have violated trade sanctions or U.S. export restrictions, that entity could be subject to civil penalties of up to $11 per violation and criminal penalties of up to $250 per violation. There may be other penalties that could apply under other U.S. laws or the laws of foreign jurisdictions. The Company cannot predict the outcome of the investigations being conducted by the SEC, the DOJ and OFAC, including the Company’s exposure to civil or criminal fines or penalties, or other regulatory action which could have a material adverse effect on the Company’s business, financial condition and results of operations. While the consequences of these investigations on the Company and its subsidiaries are uncertain, the possible consequences include - but are not limited to - debarment from participating in future U.S. government contracts and from participating in certain U.S. export transactions, default of existing credit facilities, restricted access to capital markets and insurance, and harm to existing and future commercial relationships.

Class Action Lawsuit Related to International Irregularities

On May 18, 2005 a securities class-action lawsuit, captioned Legion Partners, LLP v. Willbros Group, Inc. et al., was filed in the United States District Court for the Southern District of Texas against the Company and certain of its present and former officers and directors. Thereafter, three nearly identical lawsuits were filed. Plaintiffs purport to represent a class composed of all persons who purchased or otherwise acquired Willbros Group, Inc. common stock and/or other securities between May 6, 2002 and May 16, 2005, inclusive. These complaints generally allege violations by the defendants of Section 10(b) of the Exchange Act, Rule 10b-5 under the Exchange Act and Section 20(a) of the Exchange Act and allege, among other things, that defendants made false or misleading statements of material fact about the Company’s financial statements. The plaintiffs seek unspecified monetary damages and other relief. On October 17, 2005, the Court ordered these actions consolidated and appointed ADAR Investments, LLC as Lead Plaintiff and Bernstein, Liebhard & Lifshitz of New York as Lead Plaintiff’s counsel. As ordered by the Court, the plaintiff filed a consolidated amended complaint on January 9, 2006. The Consolidated Amended Complaint alleges that WGI and certain of its present and former officers and directors, including Michael Curran, Warren Williams, and J. Kenneth Tillery, violated the Securities Exchange Act of 1934 through a series of false and misleading statements and a “scheme to defraud.” The alleged misrepresentations and scheme to defraud relate to the activities of Mr. Tillery in Nigeria and Bolivia, certain alleged accounting errors, the restatement of past financial results, and alleged Foreign Corrupt Practices Act violations. The plaintiffs seek to recover damages on behalf of all purchasers of WGI common stock during the purported class period. The complaint seeks unspecified monetary damages and other relief. WGI filed a motion to dismiss the complaint on March 9, 2006, and briefing on that motion was completed on June 14, 2006. The Court has not indicated whether it will hear oral argument on the motion and/or when it will decide the motion. While the outcome of such lawsuits cannot be predicted with certainty, the Company believes that it has meritorious defenses and is defending itself vigorously.

International Operations

The Company provides engineering and construction services to the oil, gas and power industries and government entities, and develops, owns and operates assets developed under “Build, Own and Operate” contracts. The Company’s principal markets are currently North America and the Middle East. Operations outside the United States may be subject to certain risks which ordinarily would not be expected to exist in the United States, including foreign currency restrictions, extreme exchange rate fluctuations, expropriation of assets, civil uprisings and riots, war, unanticipated taxes including income taxes, excise duties, import taxes, export taxes, sales taxes or other governmental assessments, availability of suitable personnel and

99.4-21

WILLBROS GROUP, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except share and per share amounts)

(Unaudited)

10. Contingencies, Commitments and Other Circumstances (continued)

equipment, termination of existing contracts and leases, government instability legal systems of decrees, laws, regulations, interpretations and court decisions which are not always fully developed and which may be retroactively applied. Management is not presently aware of any events of the type described in the countries in which it operates that have not been provided for in the accompanying consolidated financial statements.

Insurance Coverage and Claims

The Company has the usual liability of contractors for the completion of contracts and the warranty of its work. Where work is performed through a joint venture, the Company also has possible liability for the contract completion and warranty responsibilities of its joint venture partners. In addition, the Company acts as prime contractor on a majority of the projects it undertakes and is normally responsible for the performance of the entire project, including subcontract work. Management is not aware of any material exposure related thereto which has not been provided for in the accompanying consolidated financial statements.

Contract Completion Audits

Certain post-contract completion audits and reviews are periodically conducted by clients and/or government entities. While there can be no assurance that claims will not be received as a result of such audits and reviews, management does not believe a legitimate basis for any material claims exists. At present, it is not possible for management to estimate the likelihood of such claims being asserted or, if asserted, the amount or nature thereof.

Letters of Credit

From time to time, the Company enters into commercial commitments, usually in the form of commercial and standby letters of credit, insurance bonds and financial guarantees. Contracts with the Company’s customers may require the Company to provide letters of credit or insurance bonds with regard to the Company’s performance of contracted services. In such cases, the commitments can be called upon in the event of failure to perform contracted services. Likewise, contracts may allow the Company to issue letters of credit or insurance bonds in lieu of contract retention provisions, in which the client withholds a percentage of the contract value until project completion or expiration of a warranty period. Retention commitments can be called upon in the event of warranty or project completion issues, as prescribed in the contracts. At March 31, 2006, the Company had approximately $80,379 of letters of credit and insurance bonds outstanding, representing the maximum amount of future payments the Company could be required to make. The Company had no liability recorded as of March 31, 2006, related to these commitments.

Legal Proceedings

In addition to the matters discussed above, the Company is a party to a number of other legal proceedings. Management believes that the nature and number of these proceedings are typical for a firm of similar size engaged in a similar type of business and that none of these proceedings is material to the Company’s financial position.

6.5% Convertible Senior Notes

In connection with the private placement of the 6.5% Notes (see Note 7) on December 23, 2005, the Company entered into a Registration Rights Agreement with the Purchasers. The Registration Rights Agreement requires the Company to file a registration statement with respect to the resale of the sales of the Company’s common stock issuable upon conversion of the 6.5% Notes no later than June 30, 2006 and to use its best efforts to cause such registration statement to be declared effective no later than December 31, 2006. In the event the Company is unable to satisfy its obligations under the Registration Rights Agreement, the Company will owe additional interest to the holders of the 6.5% Notes at a rate per annum equal to 0.5% of the principal amount of the 6.5% Notes for the first 90 days and 1.0% per annum from and after the 91st day following such event.

99.4-22

WILLBROS GROUP, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except share and per share amounts)

(Unaudited)

10. Contingencies, Commitments and Other Circumstances (continued)

See Note 2 for a discussion of commitments and contingencies associated with Discontinued Operations.

11. Related Party Transactions

The information in this footnote pertains to continuing and discontinued operations of the Company.

During the past several years, certain of the Company’s subsidiaries entered into commercial agreements with companies in which the former President of Willbros International, Inc., J. Kenneth Tillery, apparently had an ownership interest. These ownership interests had not been previously disclosed to the Company. Those companies included Arbastro Trading, Ltd., Windfall Energy Services, Ltd., Oco Industrial Services, Ltd., Hydrodive Offshore Services International, Inc., Hydrodive Nigeria, Ltd., and Hydrodive International, Ltd. All are companies that chartered or sold marine vessels to the Company’s subsidiaries. Hydrodive Offshore Services International, Inc. and Hydrodive International, Ltd. also provided diving services to the Company’s subsidiaries. Payment terms for these vendors range from due on receipt to net 30 days. The settlement method was cash.

Mr. Tillery also appears to have exercised significant influence over the activities of Symoil Petroleum, Ltd., and Fusion Petroleum Services, Ltd., which provided consulting services for projects in Nigeria, and Kaplan and Associates, which provided consulting services for projects in Bolivia and certain other foreign locations.

Mr. Tillery resigned his position with the Company on January 6, 2005 and accordingly none of the companies identified above are considered related parties subsequent to that date. In the fourth quarter of 2005, the Company settled all outstanding claims with Windfall Energy Services Ltd., Hydrodive International, Ltd., and Hydrodive Nigeria Ltd. The Company entered into new contracts governing services to be provided by these vendors in the future.

Payments made to companies where Mr. Tillery appears to have had an undisclosed ownership interest during the three-month period ended March 31, 2005 were recorded as contract cost on Nigerian projects and are detailed below:

Three Months Ended March 31, 2005
Hydrodive International, Ltd.	$1,243
Windfall Energy Services, Ltd.	300
Oco Industrial Services, Ltd.	3

Total	$1,546

Outstanding amounts owed to related parties in which Mr. Tillery appears to have had an undisclosed ownership interest or over which he appears to have exercised significant influence and which are included in accounts payable and accrued liabilities are as follows:

March 31, 2005
Hydrodive International, Ltd.	$920
Windfall Energy Services, Ltd.	917
Hydrodive Nigeria, Ltd.	13

Total	$1,850

99.4-23

WILLBROS GROUP, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except share and per share amounts)

(Unaudited)

12. Parent, Guarantor and Non-Guarantor Condensed Consolidating Financial Statements

Set forth below are the condensed consolidating financial statements of (a) WGI, (b) Willbros USA, Inc. (“WUSAI”), which is a guarantor of the 6.5% Notes, and (c) all other direct and indirect subsidiaries which are not guarantors of the 6.5% Notes. There are currently no restrictions on the ability of WUSAI to transfer funds to WGI in the form of cash dividends or advances. Under the terms of the Indenture for the 6.5% Notes, WUSAI may not sell or otherwise dispose of all or substantially all of its assets to, or merge with or into another entity, other than the Company, unless no default exists under the Indenture and the acquirer assumes all obligations of WUSAI under the Indenture. WGI is a holding company with no significant operations, other than through its subsidiaries.

The condensed consolidating financial statements present investments in both consolidated and unconsolidated subsidiaries using the equity method of accounting.

99.4-24

WILLBROS GROUP, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except share and per share amounts)

(Unaudited)

12. Parent, Guarantor and Non-Guarantor Condensed Consolidating Financial Statements (continued)

March 31, 2006 and December 31, 2005

Willbros Group, Inc. and Subsidiaries

CONDENSED CONSOLIDATING BALANCE SHEETS

	March 31, 2006
	Parent	WUSAI (Guarantor)	Non-Guarantors	Eliminations	Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$59,238	$(3,660)	$1,471	$—	$57,049
Restricted cash	4,064	—	—	—	4,064
Account receivables, net	—	39,049	35,211	—	74,260
Contract cost and recognized income not yet billed	—	8,774	3,781	—	12,555
Prepaid expenses	—	19,250	517	—	19,767
Parts and supplies inventory	—	665	1,683	—	2,348
Assets of discontinued operations	—	—	196,306	—	196,306
Receivables from affiliated companies	182,339	—	—	(182,339)	—

Total current assets	245,641	64,078	238,969	(182,339)	366,349
Deferred tax assets	—	7,921	1,991	—	9,912
Property, plant and equipment, net	—	29,484	30,827	—	60,311
Assets of discontinued operations	—	—	62,041	—	62,041
Investment in subsidiaries	45,488	—	—	(45,488)	—
Other assets	6,165	3,325	5,517	—	15,007

Total assets	$297,294	$104,808	$339,345	$(227,827)	$513,620

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Notes payable and current portion of long-term debt	$—	$10,384	$8	$—	$10,392
Accounts payable and accrued liabilities	1,610	26,846	36,242	—	64,698
Contract billings in excess of cost and recognized income	—	763	65	—	828
Accrued income tax	—	5,519	850	—	6,369
Liabilities of discontinued operations	—	—	171,074	(36,960)	134,114
Payables to affiliated companies	—	27,546	117,833	(145,379)	—

Total current liabilities	1,610	71,058	326,072	(182,339)	216,401
Long-term debt	154,500	298	3	—	154,801
Liabilities of discontinued operations	—	—	536	—	536
Other liabilities	—	417	281	—	698

Total liabilities	156,110	71,773	326,892	(182,339)	372,436
Stockholders’ equity:
Common stock	1,086	8	32	(40)	1,086
Capital in excess of par value	158,856	89,156	8,526	(97,682)	158,856
Retained earnings (deficit)	(19,759)	(56,129)	4,190	51,939	(19,759)
Other stockholders’ equity components	1,001	—	(295)	295	1,001

Total stockholders’ equity	141,184	33,035	12,453	(45,488)	141,184

Total liabilities and stockholders’ equity	$297,294	$104,808	$339,345	$(227,827)	$513,620

99.4-25

WILLBROS GROUP, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except share and per share amounts)

(Unaudited)

12. Parent, Guarantor and Non-Guarantor Condensed Consolidating Financial Statements (continued)

CONDENSED CONSOLIDATING BALANCE SHEETS

	December 31, 2005
	Parent	WUSAI (Guarantor)	Non-Guarantors	Eliminations	Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$58,794	$(5,240)	$2,379	$—	$55,933
Accounts receivable, net	196	61,790	22,000	—	83,986
Contract cost and recognized income not yet billed	—	5,839	1,780	—	7,619
Prepaid expenses	—	10,300	1,571	—	11,871
Parts and supplies inventories	—	701	1,808	—	2,509
Assets of discontinued operations	—	—	171,436	—	171,436
Receivables from affiliated companies	173,080	—	—	(173,080)	—

Total current assets	232,070	73,390	200,974	(173,080)	333,354
Deferred tax assets	—	2,742	1,505	—	4,247
Property, plant and equipment, net	—	29,956	29,750	—	59,706
Assets of discontinued operations	—	23,049	66,614	—	89,663
Investment in subsidiaries	46,158	—	—	(46,158)	—
Other assets	3,412	3,301	5,298	—	12,011

Total assets	$281,640	$132,438	$304,141	$(219,238)	$498,981

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Notes payable	$—	$2,671	$9	$—	$2,680
Accounts payable and accrued liabilities	1,406	45,614	20,562	—	67,582
Contract billings in excess of cost and recognized income	—	1,123	219	—	1,342
Accrued income tax	—	1,308	1,060	—	2,368
Liabilities of discontinued operations	—	—	156,340	(13,671)	142,669
Payables to affiliated companies	—	47,665	111,744	(159,409)	—

Total current liabilities	1,406	98,381	289,934	(173,080)	216,641
Long-term debt	135,000	334	6	—	135,340
Liabilities of discontinued operations	—	880	536	—	1,416
Other liabilities	—	73	277	—	350

Total liabilities	136,406	99,668	290,753	(173,080)	353,747
Stockholders’ equity:
Common stock	1,082	8	32	(40)	1,082
Capital in excess of par value	161,596	89,156	8,526	(97,682)	161,596
Retained earnings (deficit)	(15,166)	(56,394)	5,067	51,327	(15,166)
Other stockholders’ equity components	(2,278)	—	(237)	237	(2,278)

Total stockholders’ equity	145,234	32,770	13,388	(46,158)	145,234

Total liabilities and stockholders’ equity	$281,640	$132,438	$304,141	$(219,238)	$498,981

99.4-26

WILLBROS GROUP, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except share and per share amounts)

(Unaudited)

12. Parent, Guarantor and Non-Guarantor Condensed Consolidating Financial Statements (continued)

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

	Three-Month Period Ended March 31, 2006
	Parent	WUSAI (Guarantor)	Non-Guarantors	Eliminations	Consolidated
Contract revenue	$—	$58,140	$54,767	$(5,321)	$107,586
Operating expenses:
Contract costs	—	49,630	51,830	—	101,460
Depreciation and amortization	—	1,954	1,051	—	3,005
General and administrative	2,660	8,030	5,038	(5,321)	10,407

	2,660	59,614	57,919	(5,321)	114,872

Operating loss	(2,660)	(1,474)	(3,152)	—	(7,286)
Other income (expense):
Equity in loss of consolidated subsidiaries	(570)	—	—	570	—
Interest – net	(1,363)	(148)	(125)	—	(1,636)
Other – net	—	177	(51)	—	126

Loss from continuing operations before income taxes	(4,593)	(1,445)	(3,328)	570	(8,796)
Income tax benefit	—	(51)	(204)	—	(255)

Loss from continuing operations	(4,593)	(1,394)	(3,124)	570	(8,541)
Income from discontinued operations net of provision for income taxes	—	1,704	2,244	—	3,948

Net income (loss)	$(4,593)	$310	$(880)	$570	$(4,593)

	Three-Month Period Ended March 31, 2005
	Parent	WUSAI (Guarantor)	Non-Guarantors	Eliminations	Consolidated
Contract revenue	$—	$28,923	$17,713	$(3,193)	$43,443
Operating expenses:
Contract costs	—	25,333	16,358	—	41,691
Depreciation and amortization	—	1,680	1,155	—	2,835
General and administrative	1,221	6,577	4,476	(3,193)	9,081

	1,221	33,590	21,989	(3,193)	53,607

Operating loss	(1,221)	(4,667)	(4,276)	—	(10,164)
Other income (expense):
Equity in income of consolidated subsidiaries	(8,392)	—	—	8,392	—
Interest – net	(285)	(254)	(9)	—	(548)
Other – net	—	(44)	162	—	118

Loss from continuing operations before income taxes	(9,898)	(4,965)	(4,123)	8,392	(10,594)
Income tax benefit	—	(1,683)	(179)	—	(1,862)

Loss from continuing operations	(9,898)	(3,282)	(3,944)	8,392	(8,732)
Income (loss) from discontinued operations net of provision for income taxes	—	1,150	(2,316)	—	(1,166)

Net loss	$(9,898)	$(2,132)	$(6,260)	$8,392	$(9,898)

99.4-27

WILLBROS GROUP, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except share and per share amounts)

(Unaudited)

12. Parent, Guarantor and Non-Guarantor Condensed Consolidating Financial Statements (continued)

CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS

	Three Months Ended March 31, 2006
	Parent	WUSAI (Guarantor)	Non-Guarantors	Eliminations	Consolidated
Net cash provided by (used in) operating activities of continuing operations	$(2,526)	$4,332	$(3,540)	$—	$(1,734)
Net cash used in operating activities of discontinued operations	—	(1,571)	(25,713)	—	(27,284)

Cash provided by (used in) operating activities	(2,526)	2,761	(29,253)	—	(29,018)
Cash flows from investing activities:
(Purchase) disposal of property, plant and equipment	—	(4,432)	1,077	—	(3,355)
Increase in restricted cash	(4,064)	—	—	—	(4,064)

Cash provided by (used in) investing activities of continuing operations	(4,064)	(4,432)	1,077	—	(7,419)
Cash provided by (used in) investing activities of discontinued operations	—	25,082	(2,150)	—	22,932

Cash provided by (used in) investing activities	(4,064)	20,650	(1,073)	—	15,513
Cash flows from financing activities:
Proceeds from issuance of convertible notes	19,500	—	—	—	19,500
Proceeds from issuance of common stock	167	—	—	—	167
Advances from (repayments to) parent/affiliates	(9,259)	(20,120)	29,379	—	—
Repayment of bank and other debt	—	(1,711)	(1)	—	(1,712)
Costs of debt issuance and other	(3,374)	—	—	—	(3,374)

Cash provided by (used in) financing activities of continuing operations	7,034	(21,831)	29,378	—	14,581
Cash provided by financing activities of discontinued operations	—	—	—	—	—

Cash provided by (used in) financing activities	7,034	(21,831)	29,378	—	14,581
Effect of exchange rate changes on cash and cash equivalents	—	—	40	—	40

Cash provided by (used in) all activities	$444	$1,580	$(908)	$—	$1,116

99.4-28

WILLBROS GROUP, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except share and per share amounts)

(Unaudited)

12. Parent, Guarantor and Non-Guarantor Condensed Consolidating Financial Statements (continued)

CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS

	Three Months Ended March 31, 2005
	Parent	WUSAI (Guarantor)	Non-Guarantors	Eliminations	Consolidated
Net cash provided by (used in) operating activities of continuing operations	$(1,121)	$5,879	$(22,187)	$—	$(17,429)
Net cash provided by operating activities of discontinued operations	—	1,281	18,227	—	19,508

Cash provided by (used in) operating activities	(1,121)	7,160	(3,960)	—	2,079
Cash flows from investing activities:
Purchase of property, plant and equipment and other	—	(1,733)	(1,040)	—	(2,773)

Cash used in investing activities of continuing operations	—	(1,733)	(1,040)	—	(2,773)
Cash used in investing activities of discontinued operations	—	—	(4,461)	—	(4,461)

Cash used in investing activities	—	(1,733)	(5,501)	—	(7,234)
Cash flows from financing activities:
Proceeds from issuance of bank and other debt	—	230	557	—	787
Proceeds from issuance of common stock	362	—	—	—	362
Advances from (repayments to) parent/affiliates	(6,516)	(1,085)	7,601	—	—
Repayment of bank and other debt	—	(2,896)	(13)	—	(2,909)
Costs of debt issuance and other	(231)	—	(419)	—	(650)

Cash provided by (used in) financing activities of continuing operations	(6,385)	(3,751)	7,726	—	(2,410)
Cash provided by financing activities of discontinued operations	—	—	—	—	—

Cash provided by (used in) financing activities	(6,385)	(3,751)	7,726	—	(2,410)
Effect of exchange rate changes on cash and cash equivalents	—	—	280	—	280

Cash provided by (used in) all activities	$(7,506)	$1,676	$(1,455)	$—	$(7,285)

99.4-29